Exhibit 99.1

A.P. Pharma Announces Second Quarter 2011 Financial Results and Reports on Recent Corporate Progress

REDWOOD CITY, Calif. – August 8, 2011 – A.P. Pharma, Inc. (OTCQB: APPA.PK), a specialty pharmaceutical company, today reported financial results for its second quarter ended June 30, 2011 and highlighted its recent corporate progress.

Operational Highlights

o
On May 2, 2011, A.P. Pharma closed a private placement financing for $1.5 million in convertible notes, with an additional $3.0 million available to the Company at the investors’ discretion within two years of the closing date.

o	On June 29, 2011, the Company announced it entered into a definitive agreement for a $24.0 million private placement of common stock and warrants. The financing closed on July 1, 2011.

o
In July 2011, the Company enrolled its first patient in a thorough QT study for APF530.  The study will examine the effect of APF530 on the QT interval in healthy volunteers.  In order to start the thorough QT study promptly, the Company decided to separate this study from a planned metabolism study. The Company expects to report the results of both studies in Q1 2012.

“Following the close of our recent financing, we initiated the planned thorough QT study for APF530,” said John Whelan, A.P. Pharma's president and chief executive officer.  “As a result of the study’s timely start, we believe that we continue to be on track to resubmit the APF530 New Drug Application during the first half of 2012.”

Results of Operations

A.P. Pharma’s net loss for the second quarter of 2011 was $1.9 million, or $0.05 per share, compared with a net loss of $3.6 million, or $0.09 per share, for the second quarter of 2010.  The net loss was lower in the current fiscal quarter primarily due to expenses related to the resignation of the Company's former chief executive officer during the second quarter of 2010 and $0.6 million of lower spending in the current fiscal quarter related to the New Drug Application (NDA) resubmission.  In May 2011, the Company received notice of termination from Merial Limited related to an agreement covering a product under development in the animal health care market.  As a result, all remaining deferred revenues under this agreement were substantially recognized in the current fiscal quarter.

Cash and cash equivalents as of June 30, 2011 were $21.3 million compared with $2.1 million at December 31, 2010.  Net cash used in operating activities was $2.6 million for

 A.P. Pharma Announces Second Quarter 2011 Financial Results Page
and Recent Corporate Progress

the first half of 2011.  The Company entered into two financing arrangements during the second quarter which provided total funding of approximately $24.1 million, net of expenses.  All proceeds were received in the second quarter except for $3.7 million which was received in July 2011.  In April 2011, the Company entered into definitive agreements with investors for a private placement of up to $4.5 million in convertible notes.  The initial closing on May 2, 2011 provided funding of approximately $1.3 million, net of all transaction costs.  The investors have the right to purchase up to $3.0 million of additional notes through May 2013.  In June 2011, the Company entered into definitive agreements for a $24.0 million private placement of common stock and warrants.  Approximately $20.3 million of advance proceeds were received in June 2011.  The remaining $3.7 million was received in July 2011, totaling to $22.8 million of net proceeds at the closing date of the transaction.  The Company believes the capital generated from these financings provide sufficient resources to fund operations into 2013.  If the Company obtains U.S. Food and Drug Administration approval for APF530, it plans to seek strategic collaborative arrangements to commercialize APF530 or obtain additional financing and resources to launch APF530 without a partner.  Multiple factors, including market conditions, may prevent the Company from obtaining financing or a collaborative arrangement that is adequate to fund operations or on terms favorable to A.P. Pharma or its stockholders.

About APF530

A.P. Pharma's lead product, APF530, is in development for the prevention of both acute-onset and delayed-onset chemotherapy-induced nausea and vomiting (CINV).  APF530 contains the 5-HT3 antagonist, granisetron, formulated in the Company’s proprietary Biochronomer™ drug delivery system, which allows therapeutic drug levels to be maintained for five days with a single subcutaneous injection.  Intravenous and oral formulations containing granisetron are approved for the prevention of acute-onset CINV, but not delayed-onset CINV.  Granisetron was selected because it is widely prescribed by physicians based on a well-established record of safety and efficacy.

About A.P. Pharma

A.P. Pharma is a specialty pharmaceutical company developing products using its proprietary Biochronomer™ polymer-based drug delivery technology.  The Company’s primary focus is on its lead product, APF530, for the prevention of CINV.  A.P. Pharma received a Complete Response Letter on the APF530 NDA and is targeting the resubmission of the NDA for the first half of 2012.  The Company has additional clinical and preclinical stage programs in the area of pain management, all of which utilize its bioerodible, injectable and implantable delivery systems.  For further information, please visit the Company's web site at www.appharma.com.

(financial tables follow)

 A.P. Pharma Announces Second Quarter 2011 Financial Results Page
and Recent Corporate Progress

A.P. Pharma, Inc.
Condensed Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Contract revenue	$251	$530	$646	$771

Operating expenses:
Research and development	1,282	1,890	2,423	4,221
General and administrative	509	2,335	1,078	3,116
Total operating expenses	1,791	4,225	3,501	7,337
Operating loss	(1,540)	(3,695)	(2,855)	(6,566)
Other income (expenses):
Interest income (expense), net	(263)	-	(264)	-
Gain on sale of royalty interest	-	-	-	2,500
Loss from continuing operations	(1,803)	(3,695)	(3,119)	(4,066)
Income (loss) from discontinued operations	(129)	112	(232)	(12)
Net loss	$(1,932)	$(3,583)	$(3,351)	$(4,078)

Basic and diluted net loss per share:
Loss from continuing operations	$(0.05)	$(0.09)	$(0.08)	$(0.10)

Net loss	$(0.05)	$(0.09)	$(0.08)	$(0.10)

Shares used to compute basic and diluted net
loss per share	40,016	39,493	40,062	39,470

 A.P. Pharma Announces Second Quarter 2011 Financial Results Page
and Recent Corporate Progress

A.P. Pharma, Inc.
Condensed Balance Sheets
(in thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,331	$2,109
Accounts receivable	-	110
Prepaid expenses and other current assets	499	282
Total current assets	21,830	2,501

Property and equipment, net	263	357
Other long-term assets	28	53
Total assets	$22,121	$2,911

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$289	$159
Accrued expenses	1,980	461
Accrued disposition costs	935	703
Deferred revenue	-	237
Total current liabilities	3,204	1,560

Convertible notes payable, net of discount	25	-
Deferred revenue	-	35
Total liabilities	3,229	1,595

Stockholders' equity:
Common stock	401	401
Additional paid-in capital	151,195	149,340
Advance proceeds for private placement units,
net of issuance costs	19,072	-
Accumulated deficit	(151,776)	(148,425)
Total stockholders' equity	18,892	1,316
Total liabilities and stockholders' equity	$22,121	$2,911

A.P. Pharma Announces Second Quarter 2011 Financial Results Page
and Recent Corporate Progress

Forward-looking Statements

This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve risks and uncertainties, including uncertainties associated with capital resources and liquidity, timely development and regulatory approval of product candidates, including timing for resubmission of the APF530 NDA, satisfactory completion of clinical studies, progress in research and development programs, launch and acceptance of new products and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission.  We caution investors that forward-looking statements reflect our analysis only on their stated date and that actual results may differ materially from the anticipated results reflected in our forward-looking statements.  We do not intend to update our forward-looking statements, except as may be required by law.

Contacts

Corporate Contact:
A.P. Pharma, Inc.
John B. Whelan, President, Chief Executive Officer and Chief Financial Officer
650-366-2626

and

Media Relations:
Corporate Communications Alliance, LLC
Edie DeVine
209-814-9564

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